ASSET SALE AGREEMENT

THIS ASSET SALE AGREEMENT (this “Agreement”) is made this 15th day of May 2005, by and among GUANO DISTRIBUTORS, INC, a Nevada corporation (“Guano”): GUANO DISTRIBUTORS PTY LTD, a South African Limited Company (“GDL”); and DAVID WALLACE (“Wallace”), based on the following:

Recitals

Guano wishes to acquire all the ownership interest stock of GDL from Wallace in exchange for assumption of all associated debts and liabilities of GDL, the option to purchase 20,000,000 shares of Guano at $0.001 per share and appointment to the Board of Directors of Guano for Wallace.

Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived here from, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows.

ARTICLE 1

CLOSING

1.01 Exchange of Interests. On the terms and subject to the conditions set forth in this Agreement on the Closing Date (as defined in Section 1.05 hereof) GDL shall assign transfer and deliver to Guano, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all of their respective ownership interest in GDL (the “GDL Shares”) owned by Wallace which interests shall represent one hundred percent (100%) of the ownership interest in GDL, and Guano agrees to acquire such ownership interests on such date by issuing and delivering in exchange therefore an assignment of all liabilities and debts of Sociaf from Wallace to Guano (the “Sociaf Assignment”). Such Assignment shall be presented to encompass all debts and liabilities of Sociaf and shall be duly notarized as of the Closing date.

1.02 Closing. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before May 15, 2005, (the “Closing Date”). The Agreement may be closed at any time following approval by a majority of the board of directors of GDL. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.03 Closing Events.

(a) Wallace Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Wallace shall deliver to Guano at Closing all the following:

(i) Copies of the resolutions of GDL’s board of directors’ minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions. In addition to the above deliveries, Wallace shall take all steps and actions as Guano may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b) Guano Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Guano shall deliver to Wallace at Closing all the following:

(i)	Option agreement for the purchase of 20,000,000 shares of Guano at $0.001 per share.

(ii)	Appointment to the Board of Directors of Guano for Wallace.

In addition to the above deliveries, Guano shall take all steps and actions as Wallace may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

ARTICLE II
MISCELLANEOUS

The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

2.01 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for national, provincial, federal or state income taxation. Each party has relied exclusively on its own legal, accounting. and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party’s legal, accounting, or other adviser.

2.02 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

2.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier to the address of the respective parties or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier,

2.04 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein

2.05 Counterparts. This Agreement may he executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

2.06 Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

GUANO DISTRIBUTORS, INC a Nevada corporation		GUANO DISTRIBUTORS, PTY LTD. a South African Limited Company

By:		By:
	Its Duly Authorized Officer		Its Duly Authorized Officer
	Robert Russell		David Wallace